Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into effective as of the 28th day of June, 2013 by and among GWG HOLDINGS, INC., a Delaware company with a principal address at 220 South 6th Street, Suite 1200, Minneapolis, Minnesota ("GWG"), ATHENA SECURITIES LIMITED, an Irish company with its registered office at 44 Upper Mount Street, Dublin 2, 'Ireland ("Athena Securities"), ATHENA SECURITIES GROUP LIMITED, an Irish company with its registered office at 44 Upper Mount Street, Dublin 2, Ireland ("Athena Group") and GWG SECURITIES INTERNATIONAL PUBLIC LIMITED COMPANY, an Irish company incorporated by Athena Securities Group Ltd ("Athena Group") and currently owned 90.1% by Athena Group and 9.9% by GWG with its registered office at l8 Merrion Road, Ballsbridge, Dublin 4, Ireland ("GWGSI"),

RECITALS:

WHEREAS, Athena Securities, Athena Group, GWGSI and GWG (collectively, the "Parties") had entered into an Amended and Restated Purchase and Sales Agreement dated July 11, 2011 (the "Original Agreement") in connection with Athena Group raising capital from global capital markets outside the United States to participate in GWG's securities offering of Renewable Secured Debentures (the "Offering") as described in that certain definitive prospectus filed with the United States Securities and Exchange Commission dated January 31, 2012, as amended (the "Prospectus"); and;

WHEREAS, the Parties have determined to terminate the Original Agreement and GWG has determined to appoint Athena Group as GWG's exclusive representative of the Offering in Ireland and an appointed distributor of the Offering for the territories within Europe and the Middle East through May 8, 2014;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.     Assignment of GWG Equity. Subject to the terms and conditions of this Agreement, on the Closing Date (as herein defined) Athena Securities shall sell, assign, transfer and convey to GWG its ownership of 865,000 shares of common stock of GWG (the "GWG Equity"). At the Closing, the Parties will execute, deliver, file, or record such agreements, instruments, certificates and other documents and will perform such other and further acts and things as may be necessary or proper to evidence the transfer of the GWG Equity, to consummate the transactions contemplated hereby and to carry out the provisions of this Agreement.

2.     Assignment of Athena Funds Equity. Subject to the terms and conditions of this Agreement, GWG shall sell, assign, transfer and convey to Athena Group (or its nominee) on the Closing Date (as herein defined) its ownership of 5,940 shares of GWGSI (the "GWGSI Equity"). At the Closing, the Parties will execute, deliver, file, or record such agreements, instruments, certificates and other documents and will perform such other and further acts and things as may be necessary or proper to evidence the transfer of the GWGSI Equity, to consummate the transactions contemplated hereby and to carry out the provisions of this Agreement.

3.     Appointment of Athena Group. Athena Group shall serve as GWG's exclusive representative of the Offering in Ireland and shall be an appointed distributor of the Offering for the territories within Europe and the Middle East through May 8, 2014. This appointment shall cover the sale of the Offering directly, or through the use of regulated fund structures. The compensation associated with sales of the Offering shall be in accordance with the compensation set forth in the Prospectus.

4.     Representations and Warranties of Athena Group, Athena Securities and GWGSI. Athena Group, Athena Securities and GWGSI (the "Athena Entities"), represent and warrant to GWG as follows:

4.1     Organization and Good Standing; Organizational Documents. Each of Athena Group, Athena Securities and GWGSI is duly formed, validly existing and in good standing under the laws of Ireland, and is duly authorized to conduct business in each jurisdiction, state, country and territory where the character of its property or the nature of its activities makes such qualification necessary, except where failure to do so could not reasonably be expected to cause a material adverse effect. True, correct and complete copies of the formation, organization or incorporation, and copies of all governing documents related to GWGSI, as amended to date and currently in effect, have been delivered to GWG.

4.2     Authorization, Execution and Enforceability. The Athena Entities (a) have duly authorized, executed and delivered this Agreement, and (b) have the requisite power and authority to consummate the instant transaction. The execution and delivery of this Agreement by the Athena Entities has been duly authorized by all necessary action required on the part of the Athena Entities, and this Agreement constitutes its valid and binding obligation enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency and similar laws affecting the rights of creditors generally, and by general principles of equity, regardless of whether considered in a proceeding at law or in equity.

4.3     No Adverse Claims. The GWG Equity is transferred to GWG free of any and all adverse claims or interests of any type, whether by a lien, security interest, charge or encumbrance, or other right or claim in, of or on any person's assets or properties in favor of any other person.

4.4     No Conflict. The execution, delivery and performance by the Athena Entities of this Agreement will not (a) contravene any law or any order, writ, decree or injunction of any governmental authority, (b) conflict with, or result in a material breach of any term, covenant, condition or provision of, or constitute a default under, any agreement or instrument to which either is a party or by which any of their respective properties are bound, (c) violate any provision of the organizational documents of the Athena Entities.

4.5     No Violation of Law. The business of Athena Group, Athena Securities and GWGSI is not being conducted, and will not be conducted, in violation of any applicable federal, state, local or foreign law, ordinance, regulation, judgment, decree, injunction or order or requirement of any court or other governmental entity.

4.6     Except as expressly set out in this Section 4, none of the Athena Entities nor any other person or entity has made any representation or warranty as to any of the Athena Entities or this Agreement.

5.     Representations and Warranties of GWG. GWG represents and warrants to the Athena Entities as follows:

5.1     Organization and Good Standing., Organizational Documents. GWG is duly formed, validly existing and in good standing under the laws of Delaware, and is duly authorized to conduct business in each jurisdiction where the character of its property or the nature of its activities makes such qualification necessary, except where failure to do so could not reasonably be expected to cause a material adverse effect.

5.2     Authorization, Execution and Enforceability. GWG (a) has duly authorized, executed and delivered this Agreement, and (b) has the requisite limited liability company power and authority to consummate the instant transaction. The execution and delivery of this Agreement by GWG has been duly authorized by all necessary action required on the part of GWG, and this Agreement constitutes its valid and binding obligation enforceable against GWG in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency and similar laws affecting the rights of creditors generally, and by general principles of equity, regardless of whether considered in a proceeding at law or in equity.

5.3     No Adverse Claims. The GWG Equity is transferred to GWG free of any and all adverse claims or interests of any type, whether by a lien, security interest, charge or encumbrance, or other right or claim in, of or on any person's assets or properties in favor of any other person.

5.4     No Conflict. The execution, delivery and performance by GWG of this Agreement will not (a) contravene any law or any order, writ, decree or injunction of any governmental authority, (b) conflict with, or result in a material breach of any term, covenant, condition or provision of, or constitute a default under, any agreement or instrument to which either is a party or by which any of their respective properties are bound, (c) violate any provision of the organizational documents of GWG.

5.5     Except as expressly set forth in this Section 5, neither GWG nor any other person or entity has made any representation or warranty as to any of GWG or this Agreement.

6.     The Closing.

6.1     Closing and Closing Date, The closing of the transactions contemplated hereby (the "Closing") shall take place contemporaneously with the execution of this Agreement (the "Closing Date").

6.2     Closing Transactions. At the Closing (a) Athena Securities will execute, deliver, file, or record such agreements, instruments, certificates and other documents and will perform such other and further acts and things as may be necessary or proper to evidence the transfer of the GWG Equity to GWG to consummate the transactions contemplated hereby and to carry out the provisions of this Agreement and (b) GWG will execute, deliver, file, or record such agreements, instruments, certificates and other documents and will perform such other and further acts and things as may be necessary or proper to evidence the transfer of the GWGS1 Equity to Athena Securities, to consummate the transactions contemplated hereby and to carry out the provisions of this Agreement.

6.3     The Parties shall execute and deliver such other certificates, instruments or documents as any Party may reasonably request in order to effect and document the transactions contemplated by this Agreement.

7.     Indemnification

7.1     Survival. All of the representations, warranties, indemnities and covenants of the Parties shall survive the Closing.

7.2     Indemnification Provisions for GWG. Athena Group agrees to indemnify, defend, reimburse and hold GWG and its subsidiaries, affiliates, members, agents, representatives, successors and assigns, harmless from and against the entirety of any charges, complaints, actions, suits, damages (excluding consequential damages and loss of investment), claims, costs, amounts paid in settlement, taxes, liens, expenses or fees, including all attorneys' fees and court costs (collectively, the "GWG Losses"), which result from, arising out of, relate to or are caused by (i) any breach of any of the representations, warranties and covenants of Athena Entities contained in Section 4 of this Agreement or (ii) the gross negligence or willful misconduct of Athena Group in acting in relation to the Offering pursuant to Section 3 of this Agreement; provided, however, that the sole and exclusive remedy of GWG on account of a breach by Athena Group of any of its obligations under Section I of this Agreement shall be limited to the right to enforce Section 1 of this Agreement and terminate the appointment of Athena Group as GWG's exclusive representative in Ireland and distributor of the Offering for the territories within Europe and the Middle East by giving written notice to such effect to Athena Group. None of the Athena Entities or their respective subsidiaries, affiliates, members, agents, representatives, successors or assigns shall be liable to GWG or its subsidiaries, affiliates, shareholders, agents, representatives, successors or assigns if sales of the Offering do not occur or are not increased as a consequence of the appointment of Athena Group under Section 3 of this Agreement.

7.3     Indemnification Provisions for Athena Group: GWG agrees to indemnify, defend, reimburse and hold Athena Group and its subsidiaries, affiliates, members, agents, representatives, successors and assigns, harmless from and against the entirety of any charges, complaints, actions, suits, damages (excluding consequential damages and loss of investment), claims, costs, amounts paid in settlement, taxes, liens, expenses or fees, including all attorneys' fees and court costs, which result from, arising out of relate to or are caused by any breach of any of the representations, warranties and covenants of GWG contained in this AgreeMent.

8.     Termination of Original Agreement. The Parties agree that the Original Agreement, shall be, and the same hereby is, terminated and that none of the parties thereto shall have any obligations thereunder to any of the other parties thereto,

9.     Releases.

9.1     Release by Athena Entities. The Athena Entities for good and valuable consideration, including, without limitation, execution of this Agreement by GWG, hereby release and forever discharge and GWG each of OWG's directors, officers, employees, agents, attorneys, successors, assigns and participants (the "GWG Releasees") from any and all actions, causes of action, suits, proceedings, debts, sums of money, controversies, claims, losses and demands, of any kind whatsoever, if any, whether absolute or contingent, known or unknown, matured or unmatured, at law or in equity, which any of the Athena Entities may now have or ever had through the time of execution of this Agreement, in whatever capacity, against any of the GWG Releasees.

9.2     Release by GWG. GWG for good and valuable consideration, including, without limitation, execution of this Agreement by the Athena Entities, hereby releases and forever discharges the Athena Entities and each of their respective directors, officers, employees, agents, attorneys, successors, assigns and participants (the "Athena Releasees") from any and all actions, causes of action, suits, proceedings, debts, sums of money, controversies, claims, losses and demands, of any kind whatsoever, if any, whether absolute or contingent, known or unknown, matured or unmatured, at law or in equity, which any of the GWG may now have or ever had through the time of execution of this Agreement, in whatever capacity, against any of the Athena Releasees.

10.     Amendment and Modification. This Agreement may not be amended, modified, supplemented or changed in any respect except by a writing duly executed by the parties hereto.

11.     Miscellaneous.

11.1     Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

11.2     Law Governing; Venue. This Agreement has been entered into in the State of Minnesota without regard to choice of law provisions, and all questions relating to its validity, construction, performance and enforcement shall be determined in accordance with the laws of said state. Any judicial proceeding brought against any of the Parties to this Agreement or any dispute arising out of this Agreement or matter related hereto will be brought solely in the courts of the State of Minnesota or in the United States District Court having jurisdiction over the City of Minneapolis, Minnesbta, and each Party accepts and consents to the exclusive jurisdiction of such courts.

11.3     Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and their successors or assigns; provided, however, Athena Group and GWGSI may not assign this Agreement, or any of its obligations, duties or responsibilities, without the prior written consent of GWG (unless to an affiliate of Athena Group),; GWG correspondingly may not assign this Agreement or any of the obligations duties or responsibilities of GWG without the consent of Athena Group (unless to an affiliate of GWG or pursuant to a merger, reorganization, spin-off or transaction involving the sale of substantially all of the assets or interests of GWG).

11.4     Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile or electronic transmission (receipt confirmed) or by courier service, or mailed by postage prepaid, registered or certified mail, return receipt requested, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified mail or three business days following deposit with an air courier service.

11.5     Severability. Whenever possible, each provision of this Agreement shall be construed so as to be interpreted in such manner as to be effective and valid under applicable law. If any provisions of this Agreement or the application thereof to any Party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other Parties or circumstances.

11.6     Waiver. No delay on the part of any Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy by any Party shall preclude any other or further exercise thereof, or exercise of any other right or remedy. Waiver of any right hereunder shall not be effective unless in writing and signed by the Party against whom enforcement is sought.

11.7     Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be an original, but each of which, when taken together, shall constitute one and the same instrument. The Parties agree that this Agreement will be considered signed by a Party when such Party's signature is delivered by facsimile or electronic mail transmission to the counterparty. Such facsimile or electronic mail signature shall be treated in all respects as having the same effect as an. original signature.

11.8     Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

[Signatures on the following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

GWG Holdings, Inc. ("GWG")		Athena Securities Limited: ("Athena Securities")

By	/s/ Jon Sabes	By	/s/ Marie Ainsworth
Name:	Jon Sabes	Name:	Marie Ainsworth
Title:	Chief Executive Officer	Title:	Director

GWG Securities International PLC ("GWGSI")

By	/s/ Peter D. Gorman
Name:	Peter D. Gorman
Title:	Director

Athena Securities Group Limited ("Athena Group")

By	/s/ Peter D. Gorman
Name:	Peter D. Gorman
Title:	Director